EX-21

                     SUBSIDIARIES OF GLOBAL DIRECTMAIL CORP


A.       DOMESTIC SUBSIDARIES

         1.       Systemax Inc. (a New York corporation)
                  d/b/a Global Computer Supplies (GA, CA, IL) d/b/a Global Occupational Safety (NY, GA)

         2. Continental Dynamics Corp. (a New York corporation) d/b/a Global Computer Supplies (NY)
                  d/b/a Global Industrial Equipment (NY, GA) d/b/a Global Business Furniture (NY, GA)

         3.       Dartek Corp. (a Delaware corporation)

         4.       Nexel Industries Inc. (a New York corporation)

         5.       Misco America Inc. (a Delaware corporation)

         6.       Tiger Direct Inc. (a Florida corporation)

         7.       Midwest Micro Corp. (a Delaware corporation)

         8.       EZBID Inc. (a Delaware corporation)


B.       FOREIGN SUBSIDIARIES

         1.       Misco Germany Inc. (a New York corporation)

         2.       Misco Italy Computer Supplies S.P.A. (an
                  Italian corporation)

         3.       H C S Global SA (a French corporation)

         4.       Global DirectMail Ltd. (a U.K. corporation)